SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    _________

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                  June 14, 1999
                Date of Report (Date of earliest event reported)

                                    _________

                            PulsePoint Communications

             (Exact name of registrant as specified in its charter)



          California                   0-18280                  95-3222624
(State or other Jurisdiction      (Commission File            (IRS Employer
      of Incorporation)                Number)           Identification Number)

    6307 Carpinteria Avenue                                        93013
    Carpinteria, California                                      (Zip Code)
(Address of principal executive offices)



                                 (805) 556-2000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.
         ------------

      On June 15, 1999, Unisys Corporation and PulsePoint Communications announced that they had signed an agreement for Unisys to acquire PulsePoint, a leading developer of carrier-class enhanced services solutions for the communications industry, in a tax-free, stock-for-stock merger.

      In the merger, each share of PulsePoint common stock will be converted into Unisys common stock using an exchange ratio based on the average price of Unisys common stock during a 20-trading-day period preceding the PulsePoint shareholder meeting to approve the transaction. The ratio will provide for a maximum consideration of $6.60 (if the average price of Unisys common stock is above $33) and a minimum consideration of $5.40 (if the average price is below $27) for each PulsePoint common share. If the Unisys average price is between $27 and $33, PulsePoint shareholders will receive 0.2 shares of Unisys common stock for each share of PulsePoint common stock. PulsePoint convertible preferred stock will be converted into PulsePoint common stock prior to the merger.

      On June 14, 1999, the closing price of Unisys common stock on the New York Stock Exchange was $37.4375 per share. If this were the 20-day average price, PulsePoint shareholders would receive the maximum consideration of $6.60, or
0.176 shares of Unisys common stock, for each share of PulsePoint common stock. This would result in a total of approximately 2.4 million shares of Unisys common stock being issued in the merger. In addition, all outstanding PulsePoint stock options and warrants will be converted into options and warrants to purchase Unisys common stock, giving effect to the exchange ratio used in the merger.

      The acquisition, which will be accounted for as a pooling of interests, is expected to close in the third quarter of 1999. The transaction is subject to approval by PulsePoint common and preferred shareholders, each class voting separately, as well as regulatory approvals, including registration of the shares of Unisys common stock to be issued in the merger and Hart-Scott-Rodino Act review, and customary closing conditions.

      Certain institutional holders owning more than 90 percent of the outstanding shares of PulsePoint convertible preferred stock and approximately 10 percent of the outstanding shares of PulsePoint common stock have agreed to vote in favor of the merger. These holders have also agreed, subject to completion of the registration process by July 30, 1999, to convert a portion of their preferred holdings into common stock prior to the PulsePoint shareholder meeting and to also vote those common shares in favor of the merger. In such event, 89 percent of the PulsePoint preferred shares and 38 percent of the PulsePoint common shares will be committed to approve the merger. If the registration process is not completed by July 30, 1999, and the holders of the preferred stock elect not to convert, Unisys has the right to terminate the transaction before August 20, 1999.

      The merger agreement also includes customary non-solicitation, termination fee and expense reimbursement provisions. In addition, PulsePoint has granted Unisys an option to purchase a number of shares of PulsePoint common stock equal to approximately 19.9% of its currently outstanding shares of common stock, exercisable if the merger is terminated under certain circumstances .

      Attached and incorporated herein by reference in their entirety as Exhibits 2.1, 10.1, 10.2, 10.3 and 99.1, respectively, are copies of (1) the Merger Agreement, (2) the PulsePoint Stock Option Agreement, (3) a form of the Voting Agreement, (4) a form of letter agreement pursuant to which certain institutional holders have agreed to convert their PulsePoint preferred stock into PulsePoint common stock and (5) a press release of PulsePoint and Unisys announcing the signing of a definitive agreement to merge the two companies.

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Item 7(c).  Exhibits
            --------

     2.1 Agreement and Plan of Merger dated as of June 14, 1999, between PulsePoint Communications, Unisys Corporation and Shellco Inc.

    10.1 Stock Option Agreement dated as of June 14, 1999, between Unisys Corporation and PulsePoint Communications, as Grantor.

    10.2*   Form of Voting Agreement dated as of June 14, 1999.

    10.3**  Form of Letter Agreement.

    99.1 Press release dated June 15, 1999, announcing the signing of an agreement to merge PulsePoint Communications and a subsidiary of Unisys Corporation.


          * Attached as Exhibit B to the Merger Agreement. Unisys Corporation has entered into a Voting Agreement in substantially the form filed herewith with Oak Investment Partners V, Limited Partnership; Oak Investment Partners VII, Limited Partnership; Oak Investment Partners III, A Limited Partnership; Oak VII Affiliates Fund, Limited Partnership; Oak V Affiliates Fund, Limited Partnership; and Bandel L. Carano (collectively, the "Oak Entities"); Frederick J. Warren; Microsoft Corporation; Citiventure 96 A.P. Partnership Fund, L.P.; Chancellor Private Capital Offshore Partners II, L.P.; Chancellor Private Capital Partners III, Limited Partnership; Chancellor Private Capital Offshore Partners I, C.V.; Moore Global Investments, Ltd. and Remington Investment Strategies, L.P.

         ** Unisys and  PulsePoint have  received letters  in substantially  the form filed herewith from the Oak Entities; Frederick J. Warren; Microsoft Corporation; Citiventure 96 A.P. Partnership Fund, L.P.; Chancellor Private Capital Offshore Partners II, L.P.; Chancellor Private Capital Partners III, Limited Partnership; Chancellor Private Capital Offshore Partners I, C.V.; Moore Global Investments, Ltd. and Remington Investment Strategies, L.P.; provided that the letter from the Oak Entities provides for the conversion of thirty three percent (33%) of the PulsePoint Preferred shares held by them.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PULSEPOINT COMMUNICATIONS


Date: June 18, 1999                 By:    /s/ Mark C. Ozur
                                       -------------------------------
                                    Name:  Mark C. Ozur
                                    Title: President and
                                           Chief Executive Officer

EXHIBIT INDEX


     2.1 Agreement and Plan of Merger dated as of June 14, 1999, between PulsePoint Communications, Unisys Corporation and Shellco Inc.

    10.1 Stock Option Agreement dated as of June 14, 1999, between Unisys Corporation and PulsePoint Communications, as Grantor.

    10.2*   Form of Voting Agreement dated as of June 14, 1999.

    10.3**  Form of Letter Agreement.

    99.1 Press release dated June 15, 1999, announcing the signing of an agreement to merge PulsePoint Communications and a subsidiary of Unisys Corporation.


          * Attached as Exhibit B to the Merger Agreement. Unisys Corporation has entered into a Voting Agreement in substantially the form filed herewith with Oak Investment Partners V, Limited Partnership; Oak Investment Partners VII, Limited Partnership; Oak Investment Partners III, A Limited Partnership; Oak VII Affiliates Fund, Limited Partnership; Oak V Affiliates Fund, Limited Partnership; and Bandel L. Carano (collectively, the "Oak Entities"); Frederick J. Warren; Microsoft Corporation; Citiventure 96 A.P. Partnership Fund, L.P.; Chancellor Private Capital Offshore Partners II, L.P.; Chancellor Private Capital Partners III, Limited Partnership; Chancellor Private Capital Offshore Partners I, C.V.; Moore Global Investments, Ltd. and Remington Investment Strategies, L.P.

         ** Unisys and  PulsePoint have  received letters  in substantially  the form filed herewith from the Oak Entities; Frederick J. Warren; Microsoft Corporation; Citiventure 96 A.P. Partnership Fund, L.P.; Chancellor Private Capital Offshore Partners II, L.P.; Chancellor Private Capital Partners III, Limited Partnership; Chancellor Private Capital Offshore Partners I, C.V.; Moore Global Investments, Ltd. and Remington Investment Strategies, L.P.; provided that the letter from the Oak Entities provides for the conversion of thirty three percent (33%) of the PulsePoint Preferred shares held by them.

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